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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 22, 1997



                            NOBLE INTERNATIONAL, LTD.
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             (Exact name of registrant as specified in its charter)

       Michigan                            001-13581                     38-3139487
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(State or other jurisdiction        (Commission File Number)            (IRS Employer
      of incorporation)                                               Identification No.)


    33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (248) 433-3093




                                      N/A
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          (Former name or former address, if changed since last report)


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Item 1.  Changes in Control of Registrant.

       Not applicable.

Item 2.  Acquisition or Disposition of Assets.

       Not applicable.

Item 3.  Bankruptcy or Receivership.

       Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

       Not applicable.

Item 5.  Other Events.

       On December 30, 1997, the Registrant entered into an Amended and Restated Loan Agreement with Comerica Bank which provides the Registrant with a $35 million revolving line of credit facility (the "New Comerica Line"). The New Comerica Line has a term of three years, is secured by a first priority security interest in the assets of the Registrant's and its subsidiaries and provides for the issuance of up to $1 million in standby or documentary letters of credit. The New Comerica Line replaces the Registrant's and its subsidiaries' approximately $3.5 million of prior existing revolving credit facilities and approximately $3.7 million in term debt. The Registrant paid an up front fee of 25 basis points ($87,500) to Comerica in connection with the New Comerica Line.

       The New Comerica Line may be utilized for general corporate purposes, including working capital and acquisition financing. The New Comerica Line provides the Registrant with borrowing options for advances under the facility of either a "Eurocurrency Rate" (Comerica's Eurodollar rate as adjusted for reserves and other regulatory requirements) or a "Base Rate" (the higher of Comerica's prime rate or the federal funds rate plus 200 basis points), plus an applicable margin (ranging from 0% to 2.25%) based upon the Registrant's ratio of funded debt to EBITDA (earnings before interest expense, income taxes, depreciation and amortization expense). The New Comerica Line is subject to customary financial and other covenants including, but not limited to, limitations on payment of dividends, limitations on consolidations, mergers and sales of assets, and bank approval on acquisitions over $20 million.

       In addition, on December 22, 1997, pursuant to a Stock Redemption Agreement between the Registrant and Twenty-First Century Off-Shore Fund, Ltd. ("Twenty-First"), the Registrant effected the redemption of 38,000 shares of its Series A Preferred Stock (the "Series A Shares") and 64,838 shares of its common stock, no par value (the "Common Shares") for an aggregate redemption price of $3.8 million. Twenty-First requested that the Registrant effect the redemption of the Series A Shares. The Registrant determined that it was in its best interests to do so due to the current availability of credit facilities at less than the dividend rate of the Series A Shares. The Series A Shares have a stated value of $100 per share, accrue 10% annual cumulative dividends, payable quarterly, have no voting rights and are redeemable at the option of the Registrant, in whole or in part, at a per share price equal to the stated value per share, plus accumulated and unpaid dividends.


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       The Series A Shares and Common Shares were issued to Twenty-First effective July 30, 1997 for $3.8 million. The proceeds of Twenty-First's $3.8 million investment were utilized to reduce the Registrant's prior revolving line of credit facility with Comerica Bank in order to increase available credit facilities prior to the funding of an $8 million equipment financing line for Utilase, Inc., which became a wholly-owned subsidiary of the Registrant on November 24, 1997 concurrently with the closing of the Registrant's initial public offering. The investment manager of Twenty-First Century is a limited liability company in which Robert J. Skandalaris, the President and a Director of the Registrant, is a member.

Item 6.  Resignations of Registrant's Directors.

       Not applicable.

Item 7.  Financial Statements and Exhibits.

       (a)    Financial statements of businesses acquired.

              Not applicable.

       (b)    Pro forma financial information.

              Not applicable.

       (c)    Exhibits.

              10.63 Stock Redemption Agreement between Noble International, Ltd. and Twenty-First Century Off-Shore Fund, Ltd. dated December 22, 1997.

Item 8.  Change in Fiscal Year.

       Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

       Not applicable.


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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NOBLE INTERNATIONAL, LTD.,
                                        A Michigan Corporation
                                        (Registrant)



Date:  January 6, 1998                  By:   /s/ Michael C. Azar
                                              -----------------------------
                                              Michael C. Azar,
                                              Secretary and General Counsel













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